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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                                  June 19, 2000
                                  -------------
                Date of Report (Date of earliest event reported)

                            OSI PHARMACEUTICALS, INC.
                            -------------------------
             (Exact name of registrant as specified in its charter)

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

                DELAWARE                              0-15190                              13-3159796
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
   (State or other jurisdiction of                   (Commission                         (I.R.S. Employer
            incorporation)                          File Number)                        Identification No.)
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                         106 CHARLES LINDBERGH BOULEVARD
                               UNIONDALE, NY 11553
                              --------------------
                    (Address of principal executive offices)

                                 (516) 222-0023
                             ----------------------
              (Registrant's telephone number, including area code)


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ITEM 5.           OTHER EVENTS

         Pfizer Inc., in order to meet Federal Trade Commission requirements for its merger with Warner-Lambert Company, has agreed to grant all development and marketing rights to OSI Pharmaceuticals, Inc. for CP-358,774 (OSI-774). This compound, a potent, selective and orally active inhibitor of the epidermal growth factor receptor, or EGFR, is the most advanced clinical development candidate arising from the OSI/Pfizer cancer collaboration and is currently in Phase II trials. The reason for the divestiture is the determination by the FTC of an anti-trust issue in the emerging EGFR cancer market arising as a result of the development by Warner-Lambert of an EGFR inhibitor that is currently in early Phase I studies. The divestiture of CP-358,774 (OSI-774) through the vehicle of the existing Pfizer/OSI collaboration presented the most expeditious resolution of the anti-trust issue. Although the FTC's determination is technically subject to a 30-day public notice period to be followed by final approval, both OSI and Pfizer believe that such final approval is all but certain. Pfizer and Warner-Lambert completed the merger immediately following the FTC's announcement.

         Under terms of the May 23, 2000 agreement with Pfizer, which became effective upon issuance and publication of the FTC's order on June 19, 2000, OSI will receive a royalty-free license to all rights for the further development and commercialization of CP-358,774 (OSI-774). In order to minimize any development delays and ensure a smooth transition, Pfizer will continue to co-ordinate the ongoing Phase II trials in ovarian, head and neck and non-small-cell lung cancer through a transition period of up to six months. Pfizer will also provide OSI with its inventories of finished product, bulk drug and production intermediates. Sufficient inventories are available to complete an extensive clinical development program.

         Because OSI will no longer have Pfizer as its collaborative partner in the clinical development of CP-358,774 (OSI-774), OSI is taking appropriate steps to increase its expertise and capacity in this area. OSI has appointed Paul I. Nadler, M.D., of Nadler Pharma Associates, LLC, as Acting Vice President of Medical Affairs on an interim basis, who will coordinate the first phase of this program and is establishing working partnerships with appropriate Contract Research Organizations (CROs). Dr. Nadler's medical training is in oncology and clinical immunology, and he has over 23 years experience in clinical trials. He has served as a clinical consultant to OSI since September 1999.

         OSI intends to retain full ownership of CP-358,774 (OSI-774) through advanced clinical development prior to seeking a marketing partnership with a major pharmaceutical company. OSI does not have, and does not currently plan to develop, its own marketing capability.

         OSI anticipates a net investment of approximately $25,000,000 in development of CP-358,774 (OSI-774) over the next several years. As a result of OSI's recently concluded private placement, which raised gross proceeds of $56,500,000, OSI's strategic plan has been focused on increasing investment in its own drug development programs and seeking an opportunity to license rights to a drug candidate from another company for development by OSI. This pre-existing plan envisioned significant increases in OSI's cash burn rate over the next several years, with a projected operating cash burn of approximately $20-22 million/year for fiscal years 2001 and 2002. The CP-358,774 (OSI-774) project supercedes the preceding
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goal for in-licensing a clinical development candidate from another company. OSI has current cash reserves of over $83 million and anticipates an operating cash burn of up to $12,000,000 for fiscal year 2000. Although as a result of the acquisition of CP-358,774 (OSI-774), the cash burn may now increase to as much as $22-24 million for fiscal year 2001, OSI does not intend to cut any existing programs.

TRIAL RESULTS TO DATE

         Phase I safety studies for CP-358,774 (OSI-774) have demonstrated that CP-358,774 (OSI-774) is well tolerated and revealed a reversible rash and mild to moderate diarrhea, treated effectively with Loperamide (Imodium(R)), as side effects from a 150 mg daily dosing regimen. A sub-set of patients in both Phase I and II studies have now received daily doses of CP-358,774 (OSI-774) for extended periods (from six months to over a year) and over 100 patients have now received the drug with well managed side effects.

         Enrollment has been completed for a 30 patient single agent open label salvage study in ovarian cancer and approximately 45 patients in non-small cell lung cancer and is ongoing for a similar study involving 100 patients in head and neck cancer. Patients in these studies have advanced cancer and have failed standard treatment regimens. Data continues to indicate that this drug is well tolerated and there have been encouraging indications of activity, including clinical responses, consistent with expectations based upon the experience of competitor compounds.

COMPETITION

         OSI is aware of three companies, two of whom with resources substantially larger than OSI, who are currently developing drugs similar to CP-358,774 (OSI-774). AstraZeneca PLC is developing a small molecule with a close structural relationship to CP-358,774 (OSI-774) called Iressa(TM) that is currently in Phase III trials. The Pfizer/Warner-Lambert compound, CI-1033, now in Phase I trials, is an oral quinazolin like Iressa(TM) but, unlike these, is a "suicide inhibitor" which chemically reacts with a target protein and is less selective against other tyrosine kinases. Imclone Systems Incorporated is developing a different kind of product, a humanized antibody, against the EGFR target that is also in Phase III trials. AstraZeneca and Imclone have both indicated an expectation that they will enter the market in early 2002, ahead of the projected date for CP-358,774 (OSI-774).


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ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS

           (a)      Financial Statements of Businesses Acquired.

                    Not applicable.

           (b)      Pro Forma Financial Information.

                    Not applicable.

           (c)      Exhibits.

                    10.1 Agreement, dated as of May 23, 2000, by and between OSI Pharmaceuticals, Inc. and Pfizer Inc.

                    99.1     Press release, dated June 19, 2000.


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  June 19, 2000                 OSI PHARMACEUTICALS, INC.


                                     By:  /s/ Robert L. Van Nostrand
                                          -------------------------------------
                                     Name: Robert L. Van Nostrand
                                     Title: Vice President and Chief Financial
                                             Officer, Secretary and Treasurer


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                                  EXHIBIT INDEX

10.1 Agreement, dated as of May 23, 2000, by and between OSI Pharmaceuticals, Inc. and Pfizer Inc.

99.1    Press release, dated June 19, 2000.